SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under Rule 14a-12

GLOBAL IMAGING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

July 7, 2003

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Global Imaging Systems, Inc. to be held on Monday, August 18, 2003, at 10:00 a.m., eastern time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

The matters to be acted on at the meeting are described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote and an envelope, postage paid, in which to return your proxy are enclosed. A copy of our Annual Report to Stockholders also is enclosed.

We realize that each of you cannot attend the meeting and vote your shares in person. However, whether or not you plan to attend the meeting, we need your vote. We urge you to complete, sign, and return the enclosed proxy so that your shares will be represented. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

Remember, this is your opportunity to voice your opinion on matters affecting Global. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Thomas S. Johnson

President and Chief Executive Officer

Enclosures

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 18, 2003

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Global Imaging Systems, Inc. to be held on Monday, August 18, 2003, at 10:00 a.m., eastern time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624, to consider and vote upon the following matters:

1.	Election of two directors to serve for a three-year term;

2.	Approval of the Amended and Restated 1998 Stock Option and Incentive Plan; and

3.	Any other matter that properly comes before the meeting.

Only stockholders of record at the close of business on June 19, 2003, will be entitled to vote at the meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

Raymond Schilling

Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Tampa, Florida

July 7, 2003

GLOBAL IMAGING SYSTEMS, INC.

3820 NORTHDALE BOULEVARD, SUITE 200A

TAMPA, FLORIDA 33624

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To be held on August 18, 2003

This Proxy Statement is furnished to stockholders of Global Imaging Systems, Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Global to be held on Monday, August 18, 2003, at 10:00 a.m., eastern time, at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our board of directors.

Holders of record of shares of our common stock as of the close of business on the record date, June 19, 2003, are entitled to receive notice of, and to vote at, the meeting. The common stock constitutes the only class of securities entitled to vote at the meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on June 19, 2003, there were 21,347,117 shares of common stock outstanding.

Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director and FOR the approval of the Amended and Restated 1998 Stock Option and Incentive Plan. We know of no business other than the election of directors and approval of the Amended and Restated 1998 Stock Option and Incentive Plan to be transacted at the meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

To be voted, proxies must be filed with our Secretary prior to the time of voting. Proxies may be revoked at any time before they are voted by filing with our Secretary a notice of revocation or a later dated proxy or by voting in person at the meeting.

Our 2003 Annual Report to Stockholders for the fiscal year ended March 31, 2003, is enclosed with this Proxy Statement. This Proxy Statement, the proxy card and the 2003 Annual Report to Stockholders were mailed to stockholders on or about July 11, 2003. Our executive offices are located at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.

ELECTION OF DIRECTORS

(Proposal 1)

Board of Directors

Our board of directors is comprised of eight members divided into three classes, with members of one class of the directors elected by the stockholders each year. Currently, eight members serve on the board of directors. The directors whom we are nominating for election at the Annual Meeting are Daniel T. Hendrix and M. Lazane Smith, all of whom currently serve as directors. The current terms of Mr. Hendrix and Ms. Smith will expire at the Annual Meeting. Mr. Hendrix and Ms. Smith have been nominated for election at the meeting as directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class II director.

Two nominees for director will be elected upon a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the meeting. Shares represented by proxies cannot be voted for more than two nominees for director. Our board of directors recommends a vote FOR Daniel T. Hendrix and M. Lazane Smith as directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Should either or both of these nominees become unable to serve for any reason, the board of directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or we may reduce the number of directors on the board of directors.

Nominees for Election to Term Expiring 2006—Class II.    The two directors standing for re-election are as follows:

Daniel T. Hendrix, 48, has served as a director since January 2003. Mr. Hendrix is President, Chief Executive Officer and a director of Nasdaq-listed Interface, Inc., the world’s largest carpet tile manufacturer. Since 1983, Mr. Hendrix has held various positions with Interface including Chief Financial Officer, which he held for 16 years prior to being elevated to President and Chief Executive Officer in 2001. An accounting graduate from Florida State University, he also served for six years as an audit manager with a national accounting firm.

M. Lazane Smith, 48, has served as a director since January 2003. Ms. Smith is a Senior Vice President, Finance and Chief Financial Officer, Secretary and a director of CompuCom Systems, Inc., a Nasdaq-listed provider of outsourcing and systems integration services. Ms. Smith joined CompuCom as Corporate Controller in 1993, becoming Chief Financial Officer in 1997. For five previous years, Ms. Smith held various financial positions with Coca-Cola Enterprises, Inc. Ms. Smith is an accounting graduate from the University of Texas at San Antonio, a member of the American Institute of CPAs and the Financial Executives Institute.

Directors Continuing in Office

Term Expiring 2004—Class III.    The following Class III directors have terms expiring in 2004:

Thomas S. Johnson, 57, has served as a director and as President and Chief Executive Officer since our founding in June 1994. From 1991 to 1994, Mr. Johnson was an office technology solutions industry consultant. From 1989 to 1990, Mr. Johnson served as Chief Operating Officer for Danka. From 1975 to 1989, Mr. Johnson worked at IKON (formerly known as Alco Standard Corporation) in various staff and operating roles. At the time Mr. Johnson left IKON, he was Vice President-Operations of the Office Products group and was responsible for acquisitions and turning around under-performing operations. Mr. Johnson has been involved in the acquisition of over 80 office equipment dealers since 1985, and has over 25 years of experience in acquiring and integrating businesses. Mr. Johnson graduated with a B.S. degree from the University of Florida in 1972 and received his MBA from Harvard Business School in 1976.

Carl D. Thoma, 54, has served as a director and as Chairman of the board since our founding in June 1994. Mr. Thoma is the Managing Partner of Thoma Cressey Equity Partners, a private equity investment company in Chicago, Illinois; Denver, Colorado and San Francisco, California formed in December 1997 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. Mr. Thoma co-founded and has been a Principal with Golder, Thoma, Cressey, Rauner, Inc. in Chicago, Illinois, since 1980. Mr. Thoma is also a director of National Equipment Services, Inc. and several private companies.

R. Eric McCarthey, 47, has served as a director since January 2001. Mr. McCarthey is a Senior Vice President of The Coca-Cola Company and a member of the Senior Operating Committee of the North America Business group at The Coca-Cola Company. Mr. McCarthey has served in various North America and International positions at The Coca-Cola Company since 1981. Mr. McCarthey has a B.A. from the University of Colorado and an M.B.A. from the University of Southern California.

Term Expiring 2005—Class I.    The following Class I directors have terms expiring in 2005:

Edward N. Patrone, 68, has served as our director since August 1998. Currently retired, Mr. Patrone served as senior consultant to IKON from 1991 to 1997, and in various executive positions with IKON prior to that time, including as President and Chief Executive Officer of Paper Corporation of America, a subsidiary of IKON, from 1988 to 1991, and as Executive Vice President from 1983 to 1988. Mr. Patrone has been active in the automated office products industry for over 17 years. Mr. Patrone is also a director of CompuCom Systems, Inc.

Peter Dinan, 53, started Conway Office Products, LLC, in Nashua, New Hampshire along with Jim Conway, in April 1976. He became President of Conway Office Products in 1996. Conway Office Products is one of our subsidiaries and core companies and is the parent company of a group of companies referred to as the “Conway Group.” During the early years of the company’s existence, Mr. Dinan developed the sales and marketing areas of Conway Office Products. Mr. Dinan, as President of the Conway Group, has been involved in acquiring eight companies that stretch from Portland, Maine to Buffalo, New York. Mr. Dinan is a 1972 graduate of Dartmouth College.

Mark A. Harris, 46, rejoined our board of directors commencing May 2003. Mr. Harris previously served as a director from January 2002 to December 2002. Since December 2002, Mr. Harris has practiced corporate law as a partner in the Chicago office of McDermott, Will and Emery. From September 2001 to December 2002, Mr. Harris served as Chief Operating Officer and Principal, Portfolio Manager of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in January 1998 as a successor entity to Golder, Thoma, Cressey, Rauner, Inc. From March 2000 to August 2001, Mr. Harris was Vice President and General Counsel of PrairieComm, Inc. He also served as Senior Vice President and Chief Legal Officer of Click Commerce, Inc. during the period from March 2000 to September 2000. Prior to March 2000, Mr. Harris practiced corporate and tax law as a partner in the Chicago office of Latham & Watkins LLP. Mr. Harris received a B.A., summa cum laude, from Saint Louis University and a J.D., cum laude, from Northwestern University School of Law.

Committees and Meeting of the Board of Directors

Our board of directors has established four committees, a compensation committee, an audit committee, a nominating committee and a stock option committee.

Compensation Committee.    The compensation committee is responsible for determining executive officers’ compensation and for administering our stock option plans. The compensation committee held five meetings during the fiscal year ended March 31, 2003. Edward N. Patrone, Chairman, Daniel T. Hendrix, R. Eric McCarthey and Carl D. Thoma are the members of the compensation committee.

Audit Committee.    The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for (1) the appointment, compensation and oversight of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) considering the range of audit and non-audit fees and (5) reviewing our internal accounting controls. The audit committee held six meetings during the fiscal year ended March 31, 2003. R. Eric McCarthey, Chairman, Daniel T. Hendrix, Edward N. Patrone and M. Lazane Smith, all of whom are independent directors, are the members of the audit committee.

Nominating Committee.    The nominating committee is responsible for identifying individuals qualified to become members of our board of directors and for recommending to the board the director nominees for the next annual meeting of stockholders. The nominating committee held one meeting during the fiscal year ended March 31, 2003. In making recommendations for directors for the 2004 Annual Meeting, the nominating committee may consider any written suggestion of shareholders received by the Secretary of Global by June 19, 2004. Thomas Johnson, Chairman, R. Eric McCarthey, Edward N. Patrone and M. Lazane Smith are the members of the nominating committee.

Stock Option Committee.    The stock option committee is responsible for authorizing grants of options to purchase our common stock to newly hired employees and other existing employees who are not officers or directors as delegated to the committee by the board of directors. Mr. Thomas Johnson is the sole member of the stock option committee. The stock option committee does not have meetings, but instead acts by written consent. The stock option committee acted one time by written consent during the fiscal year ended March 31, 2003.

The board of directors held five meetings during the fiscal year ended March 31, 2003. During the fiscal year, each member of the board of directors other than Mr. Patrone attended more than 75% of the aggregate of (i) all meetings of the board of directors and (ii) all meetings of committees of which such director was a member.

Compensation of Directors

All of our directors are entitled to be reimbursed for certain expenses in connection with their attendance at board and committee meetings. In accordance with a director compensation policy we adopted during the fiscal year ended March 31, 2003, except for Carl D. Thoma, directors who are not Global employees also receive an annual retainer of $15,000 and a $1,500 fee for each board meeting they attend. In addition, the chairman of each committee of the board, so long as he is not an employee or Carl D. Thoma, receives an additional annual retainer in the amount of $5,000 for the audit committee, $2,500 for the compensation committee and $1,000 for the nominating committee. In addition, directors are eligible to receive awards under our 1998 Stock Option and Incentive Plan. Each director who is not an employee of Global receives an option to purchase 10,000 shares of common stock upon being elected to the board, as well as an option to purchase 5,000 shares of common stock for each of the following years during which he or she serves as a director. Each of our non-employee directors, other than Carl D. Thoma, has received grants in accordance with this policy. These options are exercisable for a purchase price equal to the market value of the underlying stock on the date of grant, have a term of ten years and vest in five equal annual installments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table.    The following table sets forth compensation paid to or earned by our Chief Executive Officer and the four other most highly compensated executive officers of Global, all of whom are also referred to in this proxy statement as the named executive officers:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Thomas S. Johnson	2003	$445,000	$404,000	$845,550	140,000	$24,918
President and Chief	2002	362,222	360,000	—	100,000	23,610
Executive Officer	2001	330,000	300,000	—	100,000	23,871

Raymond Schilling	2003	$250,000	$169,000	$328,825	28,000	$17,870
Senior Vice President,	2002	222,222	110,000	—	—	15,070
Chief Financial Officer, Secretary and Treasurer	2001	200,000	100,000	—	—	14,266

Michael E. Shea, Jr. (3)	2003	$250,000	$116,250	—	20,000	$16,990
Senior Vice President of Sales

Peter W. Shoemaker (4)	2003	$162,500	$120,500	$772,400	50,000	$55,058
Senior Vice President
and Chief Operating Officer

Alfred N. Vieira	2003	$187,000	$93,500	—	20,000	$15,844
Vice President of Operations	2002	172,222	85,000	—	—	15,520
and Service	2001	145,000	72,500	—	—	15,318

(1)	As of March 31, 2003, Mr. Johnson held 45,000 shares of restricted common stock worth $832,050; Mr. Schilling held 17,500 shares of restricted common stock worth $323,575; and Mr. Shoemaker held 40,000 shares of our restricted common stock worth $739,600. Valuations are based on the difference between the purchase price paid for the shares and the closing price of our common stock on March 31, 2003 of $18.50. Dividends, if any, will be paid on the restricted stock. We do not anticipate paying any dividends in the foreseeable future, and we are prohibited from doing so under the terms of our senior credit facility.
(2)	Consists of matching contributions to our 401(k) plan; car allowances of $1,500 per month for Mr. Johnson, $900 per month for Messrs. Schilling, Shea and Shoemaker and $800 per month for Mr. Vieira; and payment for relocation expenses of $49,658 to Mr. Shoemaker.
(3)	Mr. Shea became an executive officer of Global as of September 1, 2002.
(4)	Mr. Shoemaker joined Global on October 1, 2002.

Option Grants Table.    The following table shows information relating to options to purchase common stock granted to the named executive officers during the year ended March 31, 2003:

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(3)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term (1)
					5%	10%
Thomas S. Johnson	140,000	18.72%	$18.80	6/26/12	$1,655,251	$4,194,730
Raymond Schilling	28,000	3.74	18.80	6/26/12	331,050	838,946
Michael E. Shea, Jr.	20,000	2.67	19.60	8/27/12	246,527	624,747
Peter W. Shoemaker	50,000	6.68	19.32	9/30/12	607,512	1,539,555
Alfred N. Vieira	20,000	2.67	18.80	6/26/12	236,464	599,247

(1)	These appreciation rates are determined by the disclosure requirements of the Securities and Exchange Commission and do not represent predictions for stock price increases.
(2)	The exercise price equals the fair market value of Global’s common stock on the date of grant.
(3)	Mr. Johnson, Mr. Schilling and Mr. Vieira’s nonqualified stock options were granted on June 27, 2002, exercisable in five equal annual installments beginning on April 1, 2003. Mr. Shea’s nonqualified stock option was granted on August 28, 2002, exercisable in five equal annual installments beginning on August 28, 2003. Mr. Shoemaker’s nonqualified stock options were granted on October 1, 2002, exercisable in five equal annual installments beginning on October 1, 2003.

Aggregated Option Exercises and Fiscal Year-End Option Values Table.    The following table shows information concerning options held by the named executive officers at March 31, 2003:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at March 31, 2003 (#)		Value of Unexercised In-the-Money Options at March 31, 2003 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas S. Johnson	—	—	120,380	320,170	$874,385	$1,790,715
Raymond Schilling	—	—	26,380	42,170	112,385	52,715
Michael E. Shea, Jr.	—	—	11,580	25,970	51,285	22,815
Peter W. Shoemaker	—	—	—	50,000	—	—
Alfred N. Vieira	—	—	13,380	27,170	57,135	26,715

(1)	Based on the closing price of $18.50 per share of common stock on March 31, 2003, as reported on the Nasdaq National Market.

Executive Employment Agreements

We have entered into employment agreements with each of our named executive officers. Under these agreements, each executive receives an annual base salary. The executives’ annual base salaries are subject to periodic increases at the discretion of our board of directors. Each executive officer is also eligible for an annual bonus upon attaining budgetary and other objectives set by our board of directors. Mr. Shea’s bonus is partly based upon the attainment of budgetary and other objectives of our CBS Group core company, of which Mr. Shea is president. For the fiscal year ended March 31, 2003, part of the bonus for Mr. Johnson and Mr. Schilling was dependent on Global achieving performance objectives or a substantial increase in its value far in excess of the objectives generally established by the board of directors for bonuses. For the fiscal year ended March 31, 2003, Mr. Shoemaker was guaranteed receipt of a bonus of at least 50% of his annual base salary. The annual base salaries for the fiscal years ended March 31, 2003 and 2004 and the annual bonus range for each of our named executive officers are as follows:

Executive Officer	Annual Bonus Range	Fiscal 2003 Salary	Fiscal 2004 Salary
Thomas S. Johnson	90% to 130%	$445,000	$500,000
Raymond Schilling	50% to 100%	250,000	300,000
Michael E. Shea, Jr.	50% to 100%	250,000	265,000
Peter W. Shoemaker	50% to 100%	162,500	340,000
Alfred N. Vieira	50%	187,000	195,000

Messrs. Johnson, Schilling and Vieira are each employed for a three year term that renews each April 1 automatically for successive three-year periods unless otherwise terminated by either party upon 60 to 90 days’ written notice prior to the end of the applicable term. Messrs. Shea and Shoemaker are each employed for a term that expires in 2005 but renews automatically beginning upon the first expiration date for successive one-year periods unless otherwise terminated by either party upon 60 days’ written notice prior to the end of the applicable term.

Each of the executives is entitled to all other benefits approved by our board of directors and made available to our senior management. Each executive is also entitled to receive reimbursement of expenses for customary travel, civic dues and other expenses. In addition, Mr. Johnson and each of Mr. Schilling, Mr. Shea, Mr. Shoemaker and Mr. Vieira are entitled to receive a monthly stipend for automobile expenses of $1,500, $900, $900, $900 and $800, respectively.

For each of Messrs. Johnson, Schilling, Shea and Shoemaker, in the event we terminate the executive’s employment without cause (including by providing notice that the term of his employment agreement will not automatically renew) or the executive terminates his employment for good reason (including as a result of a change in control of Global), the executive will be entitled to receive severance pay equal to 190% in the case of Mr. Johnson and 150% in the case Messrs. Schilling, Shea or Shoemaker of his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled. These severance payments shall be made for two years after termination except that, in the case of termination of Mr. Shoemaker’s employment prior to October 1, 2005, such payments shall only be made for one year after termination. In either event, we will continue to provide healthcare coverage for the period during which such severance payments are made.

In the event we terminate Mr. Vieira’s employment without cause (other than by providing notice that the term of his employment agreement will not automatically renew) or Mr. Vieira terminates his employment for good reason (other than as a result of a change of control), he will be entitled to receive severance pay equal to his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled for one year after the date of termination. In the event we terminate Mr. Vieira’s employment by providing notice that the term of his employment agreement will not automatically renew, he will be entitled to receive severance pay equal to his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled for six months after the date of termination. If Mr. Vieira terminates his employment for good reason within one year following a change in control of Global, he will be entitled to receive severance pay equal to his base salary for the prior year plus all fringe benefits to which he otherwise would be entitled for 24 months after the date of termination.

Each of the senior executive employment agreements contains a confidentiality covenant during the term of employment and a covenant not to compete with us and our affiliates for a period of two years after the expiration of any severance pay in the case of Messrs. Johnson and Schilling, for a period of two years after termination of employment or the expiration of any severance pay, whichever is longer, in the case of Mr. Shea, for a period of two years after termination of employment or one year after the expiration of any severance pay, whichever is longer, in the case of Mr. Shoemaker, and for a period of two years after the termination of employment in the case of Mr. Vieira. In addition, each of the senior executive employment agreements contains a covenant not to solicit any of our or our subsidiaries’ executives, employees, customers, suppliers, vendors, licensees or other business relations during the non-compete period.

During the year ended March 31, 2003, under the terms of their employment agreements Mr. Johnson, Mr. Schilling and Mr. Shoemaker received options to purchase 140,000, 28,000 and 50,000 shares of our common stock, respectively, as well as the entitlement to receive option grants each April 1 during the term of the employment agreement to purchase the same amount of shares as the initial grants. Mr. Shea also received an option to purchase 20,000 shares of common stock, and under his employment agreement additionally received the entitlement to receive option grants in 2003 and 2004 to purchase 20,000 shares each of our common stock. These options vest in five equal annual installments beginning in the year after grant and expire no later than ten years after the date of grant. The options are exercisable at the stock’s fair market value on the date of grant.

In the event of termination of any of Messrs. Johnson, Schilling, Shea or Shoemaker by Global without cause, by the executive for good reason, a change of control, or the executive’s death or permanent disability (to the extent permitted by Global’s stock option plan), all options granted to an executive will become fully vested. Also, in the event that Mr. Johnson, Mr. Schilling or Mr. Shea retires after April 1, 2005 or Mr. Shoemaker retires after October 1, 2005, all stock options he then holds shall become fully vested.

In addition, during the year ended March 31, 2003, Mr. Johnson, Mr. Schilling and Mr. Shoemaker received restricted stock grants of 45,000, 17,500 and 40,000 shares of our common stock, respectively, at a purchase price of $.01 per share. Each restricted stock grant will vest as follows: 20% of the restricted stock grant will vest on the third anniversary of the grant date, 30% will vest on the fourth anniversary of the grant date and the balance will vest on the fifth anniversary of the grant date if the executive remains employed by us on such dates. The restricted stock grants will be subject to early vesting in full or, in the case of termination of Mr. Shoemaker’s employment prior to October 1, 2005, with respect to at least 25% of the shares, if the executive is terminated without cause, if he resigns for good reason or if a change of control occurs.

Retirement Savings Plan

We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees who work at least 1,000 hours per year and are at least 21 years of age are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code, with no company match. We may make discretionary matching contributions after participants have completed one year of service, beginning at the next calendar quarter after a participant’s one year anniversary. Participants’ contributions may be invested in any of several investment alternatives including a fund that invests solely in shares of our common stock. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity compensation plans as of March 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by stockholders	2,017,206	$15.08	276,675
Equity compensation plans not approved by stockholders	271,700	$5.44	21,700

Total	2,288,906	$13.98	298,375

The equity compensation plan approved by stockholders refers to the Amended and Restated 1998 Stock Option and Incentive Plan. Proposal 2 of this proxy statement proposes an amendment to our Amended and Restated 1998 Stock Option and Incentive Plan primarily to make available for grant under the plan an additional 800,000 shares of our common stock. A copy of our Amended and Restated 1998 Stock Option and Incentive Plan, reflecting the changes proposed in Proposal 2, is attached as Appendix A to this proxy statement.

The equity compensation plans not approved by stockholders refers to our Amended and Restated 2001 Stock Option Plan that was adopted by the board of directors on January 25, 2001 and our Director Non-Incentive Stock Option Agreement dated August 1, 1998 with our director Edward N. Patrone. The 2001 Stock Option Plan is described more fully in Note 10 (Stock Option Plans) of our 2003 Annual Report to Stockholders, which is incorporated by reference into Part II, Item 8 of our Form 10-K. The Director Non-Incentive Stock Option Agreement with Edward N. Patrone provided for a one-time grant to Mr. Patrone to purchase 10,000 shares of our common stock in accordance with our policy of granting options to non-employee directors when they are first elected to the board. The option is generally subject to the terms and provisions of our Amended and Restated 1998 Stock Option and Incentive Plan. The grant date for this option was August 1, 1998, and the exercise price is $12 per share.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph and Report on Executive Compensation shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total return on our common stock with the Russell 2000 Index and an Office Equipment Peer Group Index. The Office Equipment Peer Group Index is comprised of Global, Danka Business Systems PLC, IKON Office Solutions, Inc. and Xerox Corporation. This graph assumes that $100 was invested at the time of our initial public offering, on June 17, 1998, in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

	Global Imaging Systems	Russell 2000 Index	Office Equipment Peer Group
6/17/98	100	100	100
3/31/99	115	90	109
3/31/00	67	121	54
3/31/01	49	101	16
3/31/02	159	114	34
3/31/03	160	82	28

*	Office Equipment Peer Group includes: Global Imaging Systems, Inc., Danka Business Systems PLC, IKON Office Solutions, Inc. and Xerox Corporation.

REPORT ON EXECUTIVE COMPENSATION

This report outlines how the board of directors and the compensation committee, referred to here as the committee, determined fiscal year 2003 compensation levels for Global’s executive officers, including the named executive officers. The committee, which is composed entirely of non-employee directors, is currently responsible for all aspects of Global’s officer compensation programs and some aspects of non-officer compensation, and works closely with the entire board in the execution of its duties. During the fiscal year ended March 31, 2003, the committee was responsible for all aspects of Global’s officer compensation programs except for the approval of certain grants of restricted stock and stock options to some of our executive officers pursuant to the 1998 Stock Option and Incentive Plan, which was the responsibility of the full board of directors. Generally, responsibility for granting awards under the 1998 Stock Option and Incentive Plan has been delegated to the committee.

Overview and Philosophy.    The board and the committee strive to ensure that Global’s compensation programs serve to motivate and retain executive officers and, therefore, to serve the best interests of Global and its stockholders. The board and the committee’s philosophy relating to executive compensation is to attract and retain highly qualified people at industry competitive salaries, and to link the financial interests of Global’s senior management to those of Global’s stockholders. They seek to attain the goal of linking the interests of management with those of the stockholders by linking a substantial portion of each executive’s compensation to the achievement of certain defined operational and financial objectives adopted annually by the board of directors.

Executive Employment Agreements.    During the fiscal year ended March 31, 2003, the compensation committee approved new executive employment agreements with a number of executive officers, including all of the named executive officers. Information regarding the terms of the executive employment agreements can be found elsewhere in this proxy statement under the caption “Executive Employment Agreements”.

Global’s compensation structure has four general components: (i) base salary, (ii) annual cash bonuses, (iii) stock options and (iv) restricted stock.

Base Salary.    In the first quarter of each fiscal year, the committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, salary levels for Global’s executive officers and certain other senior managers. The committee generally seeks to establish base salaries within the range of salaries paid to similarly situated executives by other companies in the office imaging systems industry and other related industries. Generally, within this range, the salaries are determined subjectively, with the intent of reflecting past and expected future performance, responsibilities and contributions of the individual senior executive or manager, as well as Global’s overall growth and profitability.

Annual Cash Incentive Bonus.    Under the terms of their employment agreements and Global’s incentive bonus plan for the fiscal year ended March 31, 2003, the Chief Executive Officer was eligible to receive a bonus of up to 130% of base salary; Messrs. Schilling, Shoemaker and Shea were each eligible to receive a bonus of up to 100% of base salary; and other executive officers were eligible to receive annual bonuses of up to 50% of base salary based on individual and overall company financial and operational performance. In May 2002, the committee reviewed both Global and individual core company performance goals recommended by management for purposes of establishing fiscal 2003 bonus opportunities. Financial goals included achievement of target levels with respect to revenues, operating income, earnings, and asset management performance, with emphasis placed on earnings and revenues. Operational goals included internal revenue growth, operating income growth, asset management, new product initiatives, and the completion of certain corporate transactions, including strategic acquisitions. In determining the Chief Executive Officer’s annual cash bonus, the committee also reviews Global’s overall performance as well as specific personal objectives.

Informally during the fiscal year and formally in May 2003, the Chief Executive Officer evaluated Global’s and the individual core companies’ performance against the established goals, and presented his evaluation, together with his reasoning and recommended bonus payment percentages. The committee then determined, based on the recommendations of the Chief Executive Officer and other members of management and certain other factors the committee considered relevant, the percentage of base salary to be awarded as a bonus to each executive officer. In addition, the committee established a bonus pool for other senior managers. The committee concluded that: Global achieved substantial success in meeting most of its operational goals in fiscal 2003. The total bonus percentage awarded to each of the executive officers ranged from approximately 47% of the maximum target bonus amount up to 100% of the maximum target bonus amount, which translated into approximately 91% of annual base salary for Mr. Johnson and from approximately 47% to 74% of annual base salary for each of our other executive officers.

Stock Options.    The committee believes that the award of stock options provides meaningful long-term incentives that are directly related to the enhancement of stockholder value. Under the 1998 Stock Option and Incentive Plan, stock options are granted at an exercise price equal to the closing price of Global’s common stock on the date of the grant and generally vest over a five-year period. Therefore, the value of the grant to the recipient is directly related to an increase in the price of Global’s common stock. Under the terms of their executive employment agreements, each named executive, other than Mr. Vieira, as well as one other executive officer, is entitled to receive, and during the fiscal year ended March 31, 2003 received, an annual stock option grant to purchase a fixed number of shares. The board of directors also approved stock option grants to our executive officers who were not automatically entitled to receive them. In addition, stock option grants occasionally may be awarded throughout the year to the senior management of acquired businesses. The number of shares of common stock underlying stock options granted to each individual is determined subjectively based on a number of factors, including the general level of performance of Global stock, the individual’s degree of responsibility, general level of performance by Global and its core companies, ability to affect future company performance, salary level and recent noteworthy achievements. For grants made pursuant to executive employment agreements, the number of shares of common stock subject to the grants is determined at the time the employment agreement is entered into, based on the foregoing criteria as well as a review of the compensation practices of Global’s competitors and peers. Stock option awards are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in stock value.

Restricted Stock.    The board of directors and the committee believe that the award of shares of restricted stock, like stock option awards, provides meaningful long-term incentives that are directly related to the enhancement of stockholder value. In the fiscal year ended March 31, 2003, the board and the committee approved grants of restricted stock to three executive officers, including Global’s Chief Executive Officer. Under the 1998 Stock Option and Incentive Plan, these grants were awarded for a nominal purchase price, and the shares vest 20% three years after grant, an additional 30% in the following year, and the final 50% five years after grant. The number of shares of restricted stock granted to each individual is determined subjectively based on a number of factors, including the general level of performance of Global stock, the individual’s degree of responsibility, general level of performance by Global and its core companies, ability to affect future company performance, salary level and recent noteworthy achievements. Restricted stock awards are intended to incentivize employees to work towards achieving long-term operational and financial goals that the board of directors believes will ultimately be reflected in stock value and the vesting schedule for restricted stock awards is intended to facilitate executive retention.

Chief Executive Compensation.    In connection with the renewal of Global’s executive employment agreements with its Chief Executive Officer and Chief Financial Officer during the fiscal year ended March 31, 2003, Global retained an outside executive compensation consultant. The consultant provided Global information regarding executive compensation at companies that are the same size as Global, as well as companies that are in comparable businesses. The committee believes that these companies best represent the portion of the executive labor market in which Global competes. The committee’s philosophy is that executive compensation should generally approximate the median level of the relevant labor market and should be closer to the 75th percentile for superior performance. Based on the committee’s review of the Chief Executive Officer’s performance, the overall performance of Global and compensation levels for comparable positions in the industry, the committee authorized a merit increase of $85,000 in Mr. Johnson’s annual base salary from $360,000 in 2002 to $445,000 effective April 1, 2002. Mr. Johnson also received $18,000 for certain perquisites. The committee raised the Chief Executive Officer’s target bonus percentage to 130% of base salary for the fiscal year ended March 31, 2003. The total bonus percentage awarded the Chief Executive Officer under Global’s bonus plan for the fiscal year ended March 31, 2003 was approximately 70% of the maximum target, or 91% of his base salary. As discussed above under “Annual Cash Incentive Bonus”, the committee considered specific personal objectives of the Chief Executive Officer as well as Global’s overall performance. The personal objectives for the Chief Executive Officer for the fiscal year ended March 31, 2003 included: management goals with respect to the operations of Global’s core companies, the achievement of certain financial and operational goals, including acquisitions, and the achievement of objectives with respect to revenues and earnings. In accordance with the terms of his new senior executive employment agreement, Mr. Johnson received a stock option grant to purchase 140,000 shares of common stock during the fiscal year ended March 31, 2003, as well as a grant of 45,000 shares of restricted stock.

Internal Revenue Code limits on deductibility of compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The compensation committee currently intends to structure future stock option grants to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. For the fiscal year ended March 31, 2003, none of our executive officers’ compensation subject to the deductibility limit exceeded $1,000,000.

The board of directors and the compensation committee reserve the authority to award non-deductible compensation, including grants of restricted stock, in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Corporation to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

The foregoing report has been furnished by the members of the compensation committee and the board of directors, other than those who joined the board subsequent to the board’s deliberations regarding executive compensation.

Carl D. Thoma

Edward N. Patrone

Mark A. Harris

R. Eric McCarthey

Thomas S. Johnson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee is an officer or employee of Global or any of its subsidiaries. During the fiscal year ended March 31, 2003, certain stock option grants made to some of our executive officers were approved by the full board of directors, including Thomas Johnson, our Chief Executive Officer, and Mark Lloyd, a former director of Global who was also an employee of Global and an officer of its subsidiary. Information regarding certain transactions we have had with Mr. Johnson appears in the following section and is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Global made a loan to Mr. Thomas Johnson, our President and Chief Executive Officer and one our directors, in the amount of $400,000 on October 13, 2000 in connection with the repayment of a margin loan owed by Mr. Johnson in order to allow Mr. Johnson to avoid having to sell shares of Global common stock at a price Mr. Johnson believed was inappropriately low. The loan is evidenced by a promissory note which bears interest at a rate equal to the variable rate payable by Global under its revolving credit facility with Wachovia Bank, NA, which matures on June 25, 2008. The average annual rate paid on the note during the fiscal year ended March 31, 2003 was 3.56%. At June 19, 2003, Mr. Johnson owed Global a total of $400,000 in principal and approximately $2,844 in interest pursuant to this loan.

Todd S. Johnson, one of our executive officers, is the son of Thomas S. Johnson, our President and Chief Executive Officer and a director of Global. Todd S. Johnson received approximately $213,000 in salary and bonus for the fiscal year ended March 31, 2003.

Peter Dinan, a director, has a 50% interest in the property currently occupied by our subsidiary Eastern Copy Products, Inc. and leased such property back to Eastern Copy Products, Inc. The monthly lease payments are approximately $11,000, and Mr. Dinan has a 50% interest in such lease payments.

Global has entered into indemnification agreements with its directors and executive officers for the indemnification of and advancement of expenses to such persons to the full extent permitted by law.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 19, 2003, by (1) each of our directors and each named executive officer, (2) all of our directors and executive officers as a group and (3) each person (or group of affiliated persons) known by Global to beneficially own more than 5% of our outstanding common stock.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (1)	Number	Percent
J.P. Morgan Chase & Co. (2)	1,521,849	7.1%
Wasatch Advisors, Inc. (3).	1,445,532	6.8%
Barclays Global Investors, N.A. (4)	1,422,161	6.7%
Thomas S. Johnson (5)	691,204	3.2%
Raymond Schilling (6)	226,198	1.1%
Alfred N. Vieira (7)	100,201	*
Michael E. Shea, Jr. (8)	122,109	*
Peter W. Shoemaker	45,232	*
Carl D. Thoma (9)	388,649	1.8%
Mark A. Harris (10)	0	*
Peter Dinan (11)	44,290	*
Edward N. Patrone (12)	13,600	*
R. Eric McCarthey (13)	4,800	*
M. Lazane Smith	0	*
Daniel T. Hendrix	0	*
All directors and executive officers as a group (14 persons) (14)	1,698,500	7.8%

* Less than 1%.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 21,347,117 shares outstanding on June 19, 2003, plus the number of shares of common stock underlying stock options held by the named person that are exercisable within 60 days. Except as otherwise specified below, the address of each of the beneficial owners identified is 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624.
(2)	Based on Schedule 13G filed by J.P. Morgan Chase & Co. on behalf of itself and two of its wholly owned subsidiaries, J.P. Morgan Chase Bank and J.P. Morgan Investment Management Inc., on February 10, 2003. J.P. Morgan Chase & Co. is the beneficial owner of 1,521,849 shares of our common stock on behalf of other persons who have the discretionary accounts with J.P. Morgan Chase & Co. and two of its wholly owned subsidiaries, J.P. Morgan Chase Bank and J.P. Morgan Investment Management Inc. Such persons have certain economic rights with respect to the shares held in their accounts, including the right to receive dividends on the common stock and the right to receive and direct receipt of the proceeds from the sale of the common stock. No such person is known to have an interest in more than 5% of our outstanding common stock. J.P. Morgan Chase & Co. has sole voting power with respect to 1,227,125 shares and shared voting power with respect to 148,694 shares; sole dispositive power with respect to 1,369,730 shares and shared dispositive power with respect to 152,119 shares. The address of J.P. Morgan Chase & Co., J.P. Morgan Chase Bank and J.P. Morgan Investment Management Inc. is 270 Park Avenue, New York, New York 10017.
(3)	Based on Schedule 13G/A filed by Wasatch Advisors, Inc. on February 13, 2003. The address for Wasatch Advisors, Inc. is c/o 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(4)

Based on Schedule 13G filed by Barclays Global Investors, N.A. on February 12, 2003. Barclays Global Investors, N.A. has sole voting and dispositive power with respect to 1,178,609 shares and Barclays Global Fund Advisors has sole voting and dispositive power with respect to 243,552 shares. The address of

Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105.
(5)	Includes 7,700 shares of common stock held of record by members of Mr. Johnson’s immediate family over which Mr. Johnson has shared dispositive and sole voting power and 208,490 shares of common stock subject to options exercisable within 60 days. Also includes 250,000 shares of common stock that are subject to pledge pursuant to a prepaid variable forward sales contract. Mr. Johnson retains voting control over such shares.
(6)	Includes 40,090 shares of common stock subject to options exercisable within 60 days.
(7)	Includes 21,490 shares of common stock subject to options exercisable within 60 days.
(8)	Includes 15,090 shares of common stock subject to options exercisable within 60 days.
(9)	Includes 293,190 shares of common stock held by Golder, Thoma, Cressey, Rauner Fund IV, L.P., whose general partner is GTCR IV, L.P., whose general partner is Golder, Thoma, Cressey, Rauner, Inc., of whom Carl Thoma is a director, and he may therefore also be deemed to beneficially own these shares by virtue of his shared voting and investment power over them. Mr. Thoma disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Thoma’s address is c/o Thoma Cressey Equity Partners, 233 South Wacker Drive, Sears Tower, 92nd Floor, Chicago, Illinois 60606.
(10)	Mr. Harris’ address is 227 West Monroe Street, Suite 4400, Chicago, Illinois 60606.
(11)	Consists of 44,290 shares of common stock subject to options exercisable within 60 days.
(12)	Consists of 13,600 shares of common stock subject to options exercisable within 60 days. Mr. Patrone’s address is 101 South Nineteenth Avenue, Longport, New Jersey 08403.
(13)	Consists of 4,800 shares of common stock subject to options exercisable within 60 days Mr. McCarthey’s address is c/o Coca-Cola Fountain, P.O. Box 105037, Atlanta, Georgia 30348-5037.
(14)	Includes 370,340 shares of common stock subject to options exercisable within 60 days.

APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN

(Proposal 2)

This section provides a summary of the terms of the Amended and Restated 1998 Stock Option and Incentive Plan, referred to as the 1998 plan, and the proposal to approve the 1998 plan as amended.

Our board of directors approved the amendment and restatement of the 1998 plan on May 16, 2003, subject to approval by Global’s stockholders at this Annual Meeting. As part of the amendment and restatement of the 1998 plan, the number of shares of common stock reserved for issuance under the 1998 plan was increased from 2,520,000 shares to 3,320,000 shares. The 1998 plan was first approved by our board of directors on April 9, 1998, and our stockholders approved the 1998 plan on May 11, 1998. The 1998 plan was subsequently amended, and the amendment was approved by our board of directors on May 18, 2001 and by our stockholders on August 13, 2001. We are asking our stockholders to approve our Amended and Restated 1998 plan as we have exhausted our supply of available shares and believe that Global’s continued ability to grant awards under the 1998 plan is essential to our success.

The purpose of the 1998 plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, outside directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of Global. In the judgment of the board of directors, an initial or increased grant under the 1998 plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 1998 plan participants with those of our stockholders. Approval of the Amended and Restated 1998 Plan by our stockholders is also necessary to ensure that Global has the ability to grant options under the plan that qualify as performance-based under Section 162(m) of the Internal Revenue Code (as described in more detail below), as incentive stock options under the Internal Revenue Code and to comply with Nasdaq National Market listing requirements.

On June 19, 2003, the number of shares of common stock reserved for issuance under the 1998 plan was 3,320,000 shares of common stock, no more than 600,000 of which may be issued pursuant to awards of restricted stock or restricted stock units. On June 19, 2003, the closing price of our common stock was $22.18 per share. Because participation and the types of awards under the 1998 plan are subject to the discretion of the compensation committee, the benefits or amounts that will be received by any participant or groups of participants if the 1998 plan, including officers and directors of Global, is approved are not currently determinable. We discuss below options we anticipate granting to certain of our directors and executive officers in the future.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the 1998 plan as amended. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 1998 plan as amended.

The Board of Directors recommends that stockholders vote “FOR” the 1998 plan as amended.

Description of the Plan

A description of the provisions of the 1998 plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 1998 plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.    The 1998 plan is administered by the compensation committee of the board of directors. Subject to the terms of the plan, the compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan.    The common stock issued or to be issued under the 1998 plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 1998 plan. If the exercise price of any option granted under the 1998 plan is satisfied by tendering shares of common stock to Global, only the number of shares of common stock issued net of the shares tendered will reduce the number of shares available for making awards under the 1998 plan.

Eligibility.    Awards may be made under the 1998 plan to any employee of, or service provider or employee of a service provider providing, or who has provided, services to, Global or any subsidiary of Global, including any such employee who is an officer or director of Global or of any subsidiary of Global.

Amendment or Termination of the Plan.    The board of directors may terminate or amend the plan at any time and for any reason. The 1998 plan may also terminate in the case of certain mergers or acquisitions involving Global. Amendments to the plan will be submitted for stockholder approval to the extent required by the Internal Revenue Code, the Nasdaq National Market or other applicable laws.

Options.    The 1998 plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is determined as the closing price of the common stock on the Nasdaq National Market on the date on which the determination is made. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that Global grants in substitution for options held by employees of companies that Global acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee generally determines at what time or times each option may be exercised. In general, the vested portion of a stock option may be exercised no later than 90 days following termination of the optionee’s employment or service with Global. In the case of a termination of employment because of the death or permanent and total disability of the optionee, the option may be exercised for a period of one year following such termination. Additionally, in the case of a termination due to death the option shall become fully vested upon the optionee’s death. In the case of a termination due to the optionee’s permanent and totally disability, the option will continue to vest for the one year period following the optionee’s termination because of such disability. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee. Global has also retained the right to cause an optionee to forfeit an option in the case of a termination for “cause” or for taking actions in competition with Global.

An optionee may pay the exercise price of an option by cash or certified check, or, to the extent permitted by an optionee’s award agreement by tendering shares of common stock (which if acquired from Global have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise (if authorized in the option agreement).

Stock options granted under the 1998 plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, Global may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.    The compensation committee may also award:

•	restricted stock, which are shares of common stock subject to restrictions.

•	restricted stock units, which are stock units subject to restrictions.

Effect of Certain Corporate Transactions.    Certain change of control transactions involving us, such as a sale of Global, may cause awards granted under the 1998 plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.    The compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 1998 plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Global to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 1998 plan is designed to permit the compensation committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(1)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(2)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(3)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(4)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Internal Revenue Code, a director is an “outside director” of Global if he or she is not a current employee of Global; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Global; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from Global in any capacity other than as a director.

The maximum number of shares of common stock subject to options that can be awarded under the 1998 plan to any person is 400,000 per calendar year. The maximum number of shares of common stock that can be awarded under the 1998 plan to any person, other than pursuant to an option, is 400,000 per calendar year.

Federal Income Tax Consequences

Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for Global. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or Global. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units under the 1998 plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Participation under the 1998 plan

The grant of options under the 1998 plan to eligible employees and consultants, including the named executive officers, is subject to the discretion of the compensation committee. As of March 31, 2003 seven executive officers (including one officer who also serves on the board of directors), seven non-employee directors, and approximately 3,150 other employees were eligible to participate in the 1998 Plan.

Because participation and the types of awards under the 1998 plan are subject to the discretion of the compensation committee, the benefits or amounts that will be received by any participant or groups of participants if the 1998 plan is approved are not currently determinable. At this time, however, Global has no commitments to grant options to purchase the proposed additional authorized shares of common stock upon approval of this proposal, other than (1) Global’s commitment under certain of its executive employment agreements to grant options annually to purchase 140,000 shares of Global’s common stock in the case of Mr. Johnson, 28,000 shares in the case of Mr. Schilling, 20,000 shares in the case of Mr. Shea and 50,000 shares in the case of Mr. Shoemaker and (2) Global’s practice of granting new directors who are not employees an option to purchase 10,000 shares of common stock when they are first elected to the Board, and of granting each non-employee director other than Carl Thoma an option to purchase 5,000 shares of common stock for each of the subsequent years during which he or she serves as a director. All such options are expected to have an exercise price equal to the stock’s fair market value on the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended March 31, 2003, Mr. Johnson and Mr. Shoemaker were each late in reporting one transaction in our common stock. Mr. Dinan was late in filing a Form 3 and Mark Lloyd, a former director of Global, reported one holding of our common stock late on Form 3.

AUDIT COMMITTEE REPORT

The audit committee oversees Global’s accounting and financial reporting processes and the audits of Global’s financial statements. The committee is responsible for appointment, compensation and oversight of Global’s independent auditors. The audit committee also monitors the independence of Global’s independent auditors. The audit committee assists the board by monitoring the integrity of our financial statements, reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices. A copy of the audit committee charter adopted by the board of directors is attached to Global’s 2001 Proxy Statement. The audit committee members are R. Eric McCarthey, Chairman, Daniel T. Hendrix, Edward N. Patrone and M. Lazane Smith, all of whom are independent, as defined in Rule 4200 of the National Association of Securities Dealers listing standards.

The audit committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent auditors, nor can the committee certify that the independent auditors are “independent” under applicable rules. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the committee’s members in business, financial and accounting matters.

In fulfilling its responsibilities, the committee has reviewed and discussed with Global’s management and independent auditors the audited financial statements contained in the 2003 annual report on Form 10-K filed with the Securities and Exchange Commission. Global’s management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for opining on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee received the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, has discussed with the independent auditors the auditors’ independence from Global and its management, and has considered the compatibility of non-audit services with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board the inclusion of the audited financial statements in Global’s annual report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

R. Eric McCarthey, Chairman

Daniel T. Hendrix

Edward N. Patrone

M. Lazane Smith

INDEPENDENT PUBLIC ACCOUNTANTS

Our board of directors and the audit committee of our board of directors are evaluating our choice of independent auditors. As a result, no independent auditors of the company have been chosen for the fiscal year ending March 31, 2004. Ernst & Young LLP has served as our independent auditors since our commencement of operations. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions at the meeting.

Audit Fees

The following table sets forth Ernst & Young LLP’s fees for the fiscal year ended March 31, 2003:

Audit Fees	$251,300
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$81,631

The amounts shown above include out-of-pocket expenses incurred by Ernst & Young LLP in connection with the provision of such services. The amount shown for “Audit Fees” includes fees relating to the audit of our financial statements for the year ended March 31, 2003 and also includes fees relating to quarterly reviews of financial statements, including the Forms 10-Q for the three months ended June 30, 2002, September 30, 2002 and December 31, 2002. The amount shown for “All Other Fees” also includes fees relating to financial due diligence services relating to acquisitions, consultations on accounting matters, and professional services rendered in connection with filings with the SEC.

The audit committee has considered whether Ernst & Young LLP’s provision of the services generating “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining independence.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2004 Global Annual Meeting of Stockholders must be received by Global no later than March 9, 2004 according to the proxy solicitation rules of the SEC. Proposals should be sent to the Secretary of Global at 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624. Nothing in this paragraph shall be deemed to require Global to include in its proxy statement and proxy relating to the 2004 Global Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal for consideration at the 2004 Global Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must, in accordance with Article 2, Section 2.2 of Global’s Bylaws, file a written notice with the Secretary of Global which conforms to the requirements of the Bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Secretary upon request. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than May 20, 2004, and no later than June 19, 2004. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2004 Annual Meeting.

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

Under our Bylaws and the Delaware General Corporation Law, shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the meeting. Accordingly, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to approval of the 1998 Plan and all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposals. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as “broker non-votes,” will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of directors or the approval of the 1998 Plan and will have no effect on the proposals.

The cost of preparing, assembling, and mailing the proxy material will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors

Raymond Schilling

Senior Vice President, Chief Financial Officer,

Secretary and Treasurer

July 7, 2003

Appendix A:

GLOBAL IMAGING SYSTEMS, INC.

AMENDED AND RESTATED

1998 STOCK OPTION AND INCENTIVE PLAN

Global Imaging Systems, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated 1998 Stock Option and Incentive Plan (the “Plan”) as of January 13, 2003, as follows:

I.    PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options.

II.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    “affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2    “Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3    “Benefit Arrangement” shall have the meaning set forth in Section XIII hereof.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.6    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7    “Committee” means a committee of, and designated from time to time by resolution of, the Board.

2.8    “Company” means Global Imaging Systems, Inc.

2.9    “Effective Date” means April 9, 1998, the date on which the Plan was adopted by the Board.

2.10    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.11    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the NASDAQ National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the NASDAQ National Market if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.12    “Grant” means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

2.13    “Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section VI hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.14    “Grantee” means a person who receives or holds an Option, Restricted Stock or Restricted Stock Unit under the Plan.

2.15    “Immediate Family Members” means the spouse, children and grandchildren of the Grantee.

2.16    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.17    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.18    “Option Period” means the period during which Options may be exercised as set forth in Section X hereof.

2.19    “Option Price” means the purchase price for each share of Stock subject to an Option.

2.20    “Other Agreement” shall have the meaning set forth in Section XIII hereof.

2.21    “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.22    “Plan” means this Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan.

2.23    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.24    “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section B hereof.

2.25    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section XII hereof, that are subject to restrictions and to a risk of forfeiture.

2.26    “Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section XII hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.27    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.28    “Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section VI hereof.

2.29    “Stock” means the common stock, par value $0.01 per share, of the Company.

2.30    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.31    “Termination Date” shall be the date upon which an Option shall terminate or expire, as set forth in Section B hereof.

III.    ADMINISTRATION OF THE PLAN

A.    Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

B.    Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section A above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

C.    Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made.

D.    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

E.    Applicability of Rule 16b-3.

Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

IV.    STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section XVI hereof, the number of shares of Stock available for issuance under the Plan shall be 2,520,000, no more than 600,000 of which may be issued pursuant to awards of Restricted Stock or Restricted Stock Units. Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

V.    EFFECTIVE DATE AND TERM OF THE PLAN

A.    Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date by the Company’s stockholders. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

B.    Term.

The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.

VI.    OPTION GRANTS

A.    Company or Subsidiary Employees.

Grants (including Grants of Incentive Stock Options) may be made under the Plan to any employee of, or Service Provider or employee of a Service Provider providing, or who has provided, services to, the Company or any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Board shall determine and designate from time to time.

B.    Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

VII.    LIMITATIONS ON GRANTS

A.    Limitation on Shares of Stock Subject to Grants.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, no person eligible for a Grant under Section VI hereof may be awarded Options in any calendar year exercisable for greater than 400,000 shares of Stock (subject to adjustment as provided in Section XVI hereof). During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Restricted Stock that can be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section VI hereof is 400,000 per calendar year (subject to adjustment as provided in Section XVI hereof).

B.    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

VIII.    AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

IX.    OPTION PRICE

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be not less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

X.    VESTING, TERM AND EXERCISE OF OPTIONS

A.    Vesting and Option Period.

Subject to Sections B and C hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section A, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

B.    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

C.    Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section A hereof.

D.    Termination of Employment or Other Relationship.

Upon the termination of a Grantee’s employment or other relationship with the Company other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section A hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section A hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless the Board, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

E.    Rights in the Event of Death.

If a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section B above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

F.    Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section B above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

G.    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section XVI hereof which results in termination of the Option.

H.    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by the Award Agreement evidencing the grant of such Option, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by the Award Agreement evidencing the grant of such Option, by a combination of the methods described in (i) and (ii). The Board may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section XVI hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

I.    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

XI.    TRANSFERABILITY OF OPTIONS

A.    General Rule.

Except as provided in Section B, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section B, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

B.    Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section B or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section B hereof the term “Grantee” shall be deemed to refer to the transferee. The events of termination of the employment or other relationship of Section D hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Sections D, E or F.

XII.    RESTRICTED STOCK

A.    Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section VI hereof, subject to such restrictions, conditions and other terms as the Board may determine.

B.    Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the second sentence of this Section B, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

C.    Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

D.    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

E.    Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

F.    Termination of Employment or Other Relationship.

Upon the termination of the employment of a Grantee with the Company or a Service Provider or of a Service Provider’s relationship with the Company, in either case other than, in the case of individuals, by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

G.    Rights in the Event of Death.

If a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

H.    Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company or a Service Provider, or while serving as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted

Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

I.    Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

XIII.    PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

XIV.    REQUIREMENTS OF LAW

A.    General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

B.    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

XV.    AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules. No Grants may be made after the termination of the Plan. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in “competition with the Company,” as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated “for cause” as defined in the applicable Award Agreement. Except as permitted under this Section XV or Section XVI hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

XVI.    EFFECT OF CHANGES IN CAPITALIZATION

A.    Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Grants and/or (ii) the exercise price of outstanding Options to reflect such distribution.

B.	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section C hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

C.    Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section C, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section C shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section C subject to Section XXIV.

D.    Adjustments.

Adjustments under this Section XVI related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

E.    No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

XVII.    DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

XVIII.    NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

XIX.    WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section XIX may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

XX.    CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

XXI.    OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

XXII.    NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

XXIII.    SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

XXIV.    POOLING

In the event any provision of the Plan or an Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company or its affiliates and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

XXV.    GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

XXVI.    BOOK-ENTRY IN LIEU OF ISSUANCE OF CERTIFICATES

Notwithstanding any other provision of this Plan to the contrary, the Company may, in its sole discretion, use the book-entry method of recording Stock ownership in lieu of issuing Stock certificates for any purpose under the Plan.

GLOBAL IMAGING SYSTEMS, INC.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT

Ú    FOLD AND DETACH HERE    Ú

☒  PLEASE MARK VOTES AS IN EXAMPLE.

This proxy, when properly executed, will be voted as directed. If no direction is otherwise made, this proxy will be voted FOR proposal 1, FOR proposal 2 and in the discretion of the named proxies as to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to Global’s Secretary of either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

1.	To elect the following nominees to the Board of Directors: Daniel T. Hendrix and M. Lazane Smith
☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐ * * Instruction: To vote for all nominees except those indicated on the line above.
2.	To approve the proposed amendment to the 1998 Stock Option and Incentive Plan

☐ FOR AMENDED AND RESTATED 1998 STOCK OPTION AND INCENTIVE PLAN	☐ AGAINST AMENDED AND RESTATED 1998 STOCK OPTION AND INCENTIVE PLAN	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, director, or guardian, please give full title as such.

Signature:
Date:
Signature:
Date:

Ú    FOLD AND DETACH HERE    Ú

GLOBAL IMAGING SYSTEMS, INC.

Proxy Solicited on Behalf of the Board of Directors of

Global for Annual Meeting to be held on August 18, 2003

The undersigned, being a stockholder of Global Imaging Systems, Inc. (“Global”), hereby appoints Thomas S. Johnson and Raymond Schilling, or either of them, with full power of substitution in each, as proxies and hereby authorizes such proxies, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Global to be held at the offices of Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624 on August 18, 2003, at 10:00 a.m., eastern time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR PREFERENCES UNLESS YOU SIGN AND RETURN THIS CARD.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, please execute your proxy promptly and return it in the enclosed envelope.